                          AGREEMENT AND PLAN OF MERGER

                            Dated as of APRIL 2, 2001

                                      among

                           CONCORD ASSETS GROUP, INC.,

                                MST MERGER CORP.,

                                       AND

                           MILESTONE PROPERTIES, INC.

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                                TABLE OF CONTENTS

ARTICLE I THE MERGER...........................................................2
       1.1      The Merger.....................................................2
       1.2      Closing........................................................2
       1.3      Effective Time of the Merger...................................2
       1.4      Effects of the Merger..........................................3
       1.5      Certificate of Incorporation; By-Laws..........................3
       1.6      Directors; Officers............................................3

ARTICLE II  CANCELLATION  OF THE CAPITAL  STOCK OF THE COMPANY AND PAYMENT  WITH
RESPECT THERETO................................................................3

        2.1      Effect on Capital Stock.......................................3
        2.2      Delivery of Merger Consideration..............................4
                (a) Payment Agent..............................................4
                (b) Payment Procedures.........................................4
                (c) No Further Ownership Rights in the Shares..................5
                (d) Termination of Payment Fund................................5
                (e) No Liability...............................................5
                (f) Investment of Payment Fund.................................5
                (g) Withholding Rights.........................................6
                (h) Associated Company Rights..................................6

       2.3      Stock Options with Respect to Company Common Stock.............6

ARTICLE III REPRESENTATIONS AND WARRANTIES.....................................7
       3.1      Representations and Warranties of the Company..................7

                (a) Organization, Standing and Power...........................7
                (b) Subsidiaries...............................................7
                (c) Capital Structure..........................................8
                (d) Authority..................................................9
                (e) SEC Documents.............................................10
                (f) Information Supplied......................................11
                (g) Absence of Certain Changes or Events......................11
                (h) Litigation................................................11
                (i) Section 203 of the DGCL and the Certificate of

                      Incorporation...........................................11
                (j) Opinion of Financial Advisor..............................12
                (k) Company Rights Agreement..................................12

       3.2      Representations and Warranties of Concord and Merger Sub......12
                (a) Organization, Standing and Power..........................12
                (b) Authority.................................................12
                (c) Information Supplied......................................13
                (d) Interim Operations of Merger Sub..........................13
                (e) Proceeds..................................................13

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS..........................14
       4.1      Covenants of Company..........................................14

                                        i

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                (a) Ordinary Course...........................................14
                (b) Dividends; Changes in Stock...............................14
                (c) Issuance of Securities....................................14
                (d) Governing Documents.......................................14
                (e) No Acquisitions...........................................15
                (f) No Dispositions...........................................15
                (g) Indebtedness..............................................15
                (h) Other Actions.............................................15
                (i) Advice of Changes; Government Filings.....................15
                (j) Accounting Methods........................................16
                (k) Benefit Plans.............................................16
                (l) Tax Elections.............................................16
                (m) Notice to Holders of Preferred Stock......................16

       4.2      Covenants of Concord and Merger Sub...........................16
                (a) Other Actions.............................................17
                (b) Government Filings........................................17
       4.3      Competing Transactions........................................17

ARTICLE V ADDITIONAL AGREEMENTS...............................................18
       5.1      Preparation of the Proxy Statement and Schedule 13E-3.........18
       5.2      Stockholders' Meeting.........................................19
       5.3      Legal Conditions to Merger....................................19
       5.4      Brokers or Finders............................................19
       5.5      Indemnification; Directors' and Officers' Insurance...........20
       5.6      Shareholder Lists.............................................20
       5.7      Shareholder Litigation........................................20
       5.8      Communication to Employees....................................20

ARTICLE VI CONDITIONS PRECEDENT...............................................21
       6.1      Conditions to Each Party's Obligation To Effect the Merger....21

                (a) Stockholder Approval......................................21
                (b) Other Approvals...........................................21
                (c) No Injunctions or Restraints; Illegality..................21

       6.2      Conditions to Obligations of Concord and Merger Sub...........21
                (a) Representations and Warranties............................21
                (b) Performance of Obligations of Company.....................21
                (c) Appraisal Rights..........................................22
                (d) Consents Under Agreements.................................22
                (e) Burdensome Condition......................................22
                (f) Material Adverse Effect...................................22
                (g) Proceedings...............................................22
                (h) No Action.................................................22
       6.3          Conditions to Obligations of Company......................22
                (a) Representations and Warranties............................22
                (b) Performance of Obligations of Concord and Merger Sub......23

                                ii

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ARTICLE VII TERMINATION AND AMENDMENT.........................................23
       7.1      Termination...................................................23
       7.2      Effect of Termination.........................................24
       7.3      Fees, Expenses and Other Payments.............................24
       7.4      Amendment.....................................................25
       7.5      Extension; Waiver.............................................26

ARTICLE VIII GENERAL PROVISIONS...............................................26
       8.1      Nonsurvival of Representations, Warranties and Agreements.....26
       8.2      Notices.......................................................26
       8.3      Certain Definitions...........................................27
       8.4      Interpretation................................................28
       8.5      Counterparts..................................................28
       8.6      Entire Agreement; No Third Party Beneficiaries; Rights of
                    Ownership.................................................28
       8.7      Governing Law; Consent to Jurisdiction........................28
       8.8      Severability; No Remedy in Certain Circumstances..............29
       8.9      Publicity.....................................................29
       8.10     Assignment....................................................29
       8.11     Adjustment....................................................29

EXHIBIT A       Certificate of Incorporation of Merger Sub....................31
EXHIBIT B       By-Laws of Merger Sub.........................................34

                                iii

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                             INDEX of defined terms

Acquisition...................................................................1
Acquisition Group.............................................................1
Affiliate....................................................................27
Agreement.....................................................................1
Balance Sheet................................................................10
Beneficial Ownership.........................................................27
Beneficially Own.............................................................27
Board.........................................................................1
Certificate of Merger.........................................................2
Certificates..................................................................4
Closing.......................................................................2
Closing Date..................................................................2
Code..........................................................................6
Company.......................................................................1
Company Common Stock..........................................................1
Company Disclosure Letter.....................................................7
Company Preferred Stock.......................................................8
Company Rights................................................................8
Company SEC Documents........................................................10
Company Stock Options.........................................................6
Company Stock Plans...........................................................6
Competing Transaction........................................................17
Concord.......................................................................1
Concord Disclosure Letter....................................................13
Consents.....................................................................21
DGCL..........................................................................1
Dissenting Shares.............................................................4
Dissenting Stockholder........................................................4
Effective Time................................................................3
Expenses.....................................................................25
Fairness Opinion..............................................................9
GAAP.........................................................................10
Governmental Entity..........................................................10
Group........................................................................27
HSR Filings..................................................................10
Independent Advisor...........................................................1
Independent Committee.........................................................1
Litigation...................................................................11
Material......................................................................7
Material Adverse Effect.......................................................7
Merger........................................................................1
Merger Consideration..........................................................3
Merger Sub....................................................................1
Merger Sub Common Stock.......................................................4
Option Consideration..........................................................6
Payment Agent.................................................................4

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Payment Fund..................................................................4
Person.......................................................................27
Preferred Stock...............................................................1
Requisite Regulatory Approvals...............................................21
Rights Agreement..............................................................8
Schedule 13E-3...............................................................18
SEC..........................................................................10
Securities Act...............................................................10
Series A Preferred Stock......................................................8
Shares........................................................................1
Stockholders' Meeting.........................................................9
Subsidiary...................................................................28
Superior Proposal............................................................17
Surviving Corporation.........................................................2
Violation.....................................................................9
Voting Debt...................................................................8
Year-End Financial Statements................................................10

                                        v

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     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 2, 2001, among Concord Assets Group, Inc., a New York corporation ("Concord"), MST Merger Corp., a Delaware corporation and a wholly-owned Subsidiary of Concord ("Merger Sub"), and Milestone Properties, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         1 Concord together with its affiliates, including Leonard S. Mandor and Robert A. Mandor, are the beneficial owners of 2,950,689 shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock"), which represents approximately 68.8% of the outstanding shares of Company Common Stock (not including outstanding shares held by the Company in its treasury or by its Subsidiaries) and 4,348 shares of $.78 Convertible Series A Preferred Stock, of the Company (the "Preferred Stock"), which represents approximately 26.4% of the outstanding shares of Preferred Stock.

         2 Concord has proposed that Concord acquire (the "Acquisition") (i) all of the issued and outstanding shares of Company Common Stock not beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act (as defined below)) by Concord, Merger Sub, or any other Affiliate (as hereinafter defined) of Concord (collectively, the "Acquisition Group") and (ii) all of the issued and outstanding shares of Preferred Stock (such outstanding shares of Company Common Stock not owned by the Acquisition Group, together with all of the shares of Preferred Stock are referred to herein as the "Shares").

         3 In furtherance of the Acquisition, it is proposed that Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth herein.

         4 A special committee of the Board of Directors of the Company (the "Board"), consisting entirely of non-management directors of the Company who are not Affiliates (as defined below) of the Acquisition Group (the "Independent Committee"), was established for, among other purposes, the purpose of evaluating the Acquisition and making a recommendation to the Board with regard to the Acquisition.

         5 The Independent Committee has received the opinion of Brooks, Houghton Securities, Inc., (the "Independent Advisor") an independent financial advisor to the Independent Committee, which was selected by it, that, as of March 30, 2001, the consideration to be received by the holders of Shares pursuant to the Merger is fair to such holders from a financial point of view.

         6 The Independent Committee, has, after consultation with the Independent Advisor and independent legal counsel selected by the Independent Committee, and in light of and subject to the terms and conditions set forth herein, (i) determined that (x) the Merger Consideration (as defined below), is fair to the holders of Shares and
         (y) the Merger is advisable and in the best interests of the Company and the holders of Shares; (ii) approved, and declared the advisability of, this Agreement and (iii) determined to recommend that the Board and the stockholders of the Company vote to adopt this Agreement.

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          7 The Board, based on the unanimous recommendation and approval of the
          Independent Committee, has, in light of and subject to the terms and conditions set forth herein, (i) determined that (x) the Merger Consideration (as defined below), is fair to the holders of Shares and
          (y) the Merger is advisable and in the best interests of the Company and the holders of Shares; (ii) approved, and declared the advisability of, this Agreement and (iii) determined to recommend that the stockholders of the Company vote to adopt this Agreement. The
          Board also has consulted with Adorno & Zeder, as counsel for the Company.

           8 The respective boards of directors of Concord and Merger Sub have approved this Agreement; and Concord as the sole stockholder of Merger Sub, has adopted this Agreement.

          9 The Company, Concord and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the merger and also to prescribe various conditions to the Merger.

         now, therefore, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue under the name "Milestone Properties, Inc."

1.2 Closing. Unless this Agreement shall have been terminated pursuant to
Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) following satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at 10:00 a.m., New York City time, at the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022, unless another date, time or place is agreed to in writing by the parties hereto.

1.3 Effective Time of the Merger. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the Surviving Corporation shall file a certificate of merger conforming to the requirements of Subchapter IX of the DGCL (the "Certificate of Merger") with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or such other time thereafter as is provided in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

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 1.4 Effects of the Merger. The Merger shall have the effects set forth in this
Agreement and in the applicable provisions of the DGCL.

1.5 Certificate of Incorporation; By-Laws. (a) The certificate of incorporation of Merger Sub which is attached as Exhibit A hereto, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided that Article I of the certificate of incorporation of the Surviving Corporation shall be amended by the Certificate of Merger to read as follows: "The name of the corporation is: Milestone Properties, Inc."

     (b) The by-laws of Merger Sub which are attached as Exhibit B hereto shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

1.6 Directors; Officers. (a) The directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  (b) ...The officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                ARTICLE II

                    CANCELLATION OF THE CAPITAL STOCK OF THE
                    COMPANY AND PAYMENT WITH RESPECT THERETO

2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger, and without any action on the part of the holder thereof:

    (a) subject to Section 2.1(e), each Share issued and outstanding immediately prior to the Effective Time, together with the associated Company Rights (as hereinafter defined), shall be converted into the right to receive an amount in cash, without interest, equal to $2.65 (the "Merger Consideration") in the manner provided in Section 2.2 hereof; except that with respect to each Share of Preferred Stock issued and outstanding immediately prior to the Effective Time the Merger Consideration shall be equal to $2.65 multiplied by the number of shares of Company Common Stock into which such Share of Preferred Stock may be converted;

    (b) each share of Company Common Stock issued and held in the Company's treasury or held by any Subsidiary of the Company immediately prior to the Effective Time, together with the associated Company Rights, shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor;

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     (c) each share of Company Common Stock held by any member of the
Acquisition Group immediately prior to the Effective Time shall remain outstanding;

     (d) each share of common stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation; and

     (e) notwithstanding anything in this Agreement to the contrary, to the extent provided by the DGCL, Concord will not make any payment of Merger Consideration with respect to Company Common Stock or Preferred Stock held by any person (a "Dissenting Stockholder") who elects to demand appraisal of such Dissenting Stockholder's shares and duly and timely complies with all the provisions of the DGCL concerning the right of holders of Company Common Stock or Preferred Stock to require appraisal of their shares ("Dissenting Shares"), but such Dissenting Stockholders shall have the right to receive such consideration as may be determined to be due such Dissenting Stockholders pursuant to the laws of the State of Delaware. If, after the Effective Time, a Dissenting Stockholder withdraws such Dissenting Stockholder's demand for appraisal or fails to perfect or otherwise loses such Dissenting Stockholder's right of appraisal, in any case pursuant to the DGCL, such Dissenting Stockholder's shares will be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration pursuant to Section 2.1(a). The Company will give Concord (i) prompt notice of any demands for appraisal of Dissenting Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company will not, without the prior written consent of Concord, make any payment with respect to, or enter into any negotiations or discussions or a binding settlement agreement or make an offer, written or oral, to settle, any such demands.

                2.2        Delivery of Merger Consideration.

(a) Payment Agent. As of the Effective Time, Concord shall deposit, or shall cause to be deposited, with a bank or trust company designated by Concord and satisfactory to the Independent Committee (the "Payment Agent"), for the benefit of the holders of Shares, for payment in accordance with this Article II through the Payment Agent, the Merger Consideration to be paid in respect of all Shares (such funds deposited with the Payment Agent, the "Payment Fund").

(b) Payment Procedures. As soon as reasonably practicable after the Effective Time, the Payment Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), the following documents: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Concord may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment with respect thereto. Upon surrender of a Certificate for cancellation to the Payment Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable with respect to the Shares represented by such Certificate pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. In the event that a holder has lost or misplaced a Certificate, an affidavit of loss thereof (together with an appropriate indemnity and/or bond if Concord so requires by notice in writing to the holder of such Certificate) satisfactory in form and substance to the Company's transfer agent and the Payment Agent shall accompany such letter of transmittal in lieu of the applicable Certificate. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, payment of the applicable Merger Consideration may be made to a transferee if the Certificate representing such Shares is presented to the Payment Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration with respect thereto as contemplated by this Section 2.2. No interest shall accrue or be paid to any beneficial owner of Shares or any holder of any Certificate with respect to the Merger Consideration payable upon the surrender of any Certificate.

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(c) No Further Ownership Rights in the Shares. The Merger Consideration paid with respect to the cancellation of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II, subject to applicable law in the case of Dissenting Shares.

(d) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the stockholders of the Company for nine months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any stockholders of the Company who have not theretofore complied with this
Article II shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration. Upon termination of the Payment Fund pursuant to Section 2.2(d) and upon delivery to the Surviving Corporation of the balance thereof, the Surviving Corporation shall have the right to invest any such amount delivered to it in its sole discretion.

 (e) No Liability. If any Certificates shall not have been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined), any cash or other property payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Surviving Corporation, Concord or the Payment Agent shall be liable to any holder of a Certificate or the shares represented thereby for any Merger Consideration delivered in respect of such Certificate or the shares represented thereby to a public official pursuant to any abandoned property, escheat or other similar law.

 (f) Investment of Payment Fund. The Payment Agent shall invest any cash included in the Payment Fund as directed by the Surviving Corporation, in (i) obligations of or guaranteed by the United States, and (ii) certificates of deposit, bank repurchase agreements and bankers' acceptances of any bank or trust company organized under federal law or under the law of any state of the United States or of the District of Columbia that has capital, surplus and undivided profits of at least $500 million or in money market funds which are invested substantially in such investments, none of which shall have maturities of greater than one year. Any interest or other income resulting from such investments shall be paid to the Surviving Corporation. The Surviving Corporation shall replace any net losses incurred by the Payment Fund as a result of investments made pursuant to this Section 2.2(f).

(g) Withholding Rights. Concord or the Payment Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates or Shares represented thereby such amounts (if any) as Concord or the Payment Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Concord or the Payment Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Concord or the Payment Agent.

(h) Associated Company Rights. References in Article II of this Agreement to Shares or to Company Common Stock shall include, unless the context requires otherwise, the associated Company Rights.

 2.3 Stock Options with Respect to Company Common Stock. (a) The Company shall take all actions necessary pursuant to the terms and provisions of any outstanding options to acquire shares of Company Common Stock, to cause the following: (i) all outstanding options to acquire shares of Company Common Stock granted under the 1993 Employee Stock Option Plan, the 1993 Non-Employee Director Stock Option Plan, and the Non-Employee 1999 Stock Incentive Plan (collectively the "Company Stock Plans") or otherwise (the "Company Stock Options") shall be exercisable in full immediately prior to the Effective Time, and (ii) all Company Stock Options that are not exercised prior to the Effective Time will terminate and expire as of the Effective Time. The Company shall give written notice to the holders of all Company Stock Options of the foregoing, which written notice shall include an offer to pay such holder at the Effective Time, in exchange for the cancellation of such holder's Company Stock Options at the Effective Time, an amount in cash determined by multiplying (A) the excess, if any, of the Merger Consideration over the applicable exercise price per share of the Company Stock Option by (B) the number of Shares such holder could have purchased had such holder exercised such Company Stock Option in full immediately prior to the Effective Time (such amount, the "Option Consideration"), and each such Company Stock Option shall thereafter be canceled. All actions required to be taken pursuant to this Section 2.3(a) with respect to Company Stock Options has been, or prior to the Effective Time will be, taken by the Company. Notwithstanding the foregoing no Option Consideration shall be paid with respect to Company Stock Options beneficially owned by Robert
A. Mandor or Leonard S. Mandor.

                  (b)......Promptly after the Effective Time, the Surviving
Corporation shall cause to be mailed to each holder of Company Stock Options a check payable to such holder in an amount equal to the Option Consideration payable with respect to all Company Stock Options held by such holder.

                             ARTICLE III
                     REPRESENTATIONS AND WARRANTIES

 3.1 Representations and Warranties of the Company. The Company represents and warrants to Concord and Merger Sub that, except as specifically disclosed in the letter dated the date hereof and delivered by the Company to Concord simultaneously with the execution and delivery of this Agreement (the "Company Disclosure Letter"):

 (a) Organization, Standing and Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties and assets makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect on the Company. As used in this Agreement, (i) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses or operations of such entity and its Subsidiaries taken as a whole, and (ii) the term "Material Adverse Effect" means, with respect to the Company or Concord, any change, event or effect shall have occurred or been threatened that, when taken together with all other adverse changes, events or effects that have occurred or been threatened would or would reasonably be expected to (a) be materially adverse to the business, assets, properties, results of operations or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole, or (b) prevent or materially delay the consummation, or increase the cost to Concord or Merger Sub, of the Merger. The Company has made available to Concord true and complete copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws (or equivalent organizational documents) of each Subsidiary of the Company, each as amended to date. Such certificates of incorporation, by-laws or equivalent organizational documents are in full force and effect, and neither the Company nor any Subsidiary of the Company is in violation of any provision of its certificate of incorporation, by-laws or equivalent organizational documents.

 (b) Subsidiaries. The Company owns, directly or indirectly, all of the outstanding capital stock or other equity interests in each of its Subsidiaries free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. The Company Disclosure Letter sets forth a complete list of the Company's Subsidiaries. Other than the capital stock or other interests held by the Company in such Subsidiaries, neither the Company nor any such Subsidiary owns any direct or indirect equity interest in any person, domestic or foreign. All of the outstanding shares of capital stock in each of its corporate Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights and in compliance with applicable securities laws and regulations. All of the outstanding partnership interests in each of its partnership Subsidiaries are validly existing, nonassessable and were issued in compliance with applicable securities laws and regulations, and all capital contributions required with respect to such partnership interests have been made in full. There are no irrevocable proxies or similar obligations with respect to such capital stock or partnership interests of such Subsidiaries and no equity securities or other interests of any of its Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock or any other equity interest of any such Subsidiary, and there are no agreements, contracts, commitments, understandings or arrangements by which any such Subsidiary is bound to issue additional shares of its capital stock or other equity interests, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity interests or securities convertible into or exchangeable for such shares or other equity interests.

(c) Capital Structure. (i) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock of the Company, par value $1.00 per share (the "Company Preferred Stock"), which shares have been designated Series A Preferred Stock (the "Series A Preferred Stock") and Series B Preferred Stock (the "Series B Preferred Stock"). At the close of business on February 26, 2001, (A) 4,943,633 shares of Company Common Stock were outstanding, (B) 18,047 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Preferred Stock, (C) 26,000 Company Stock Options were outstanding pursuant to the Company Stock Plans, each such option entitling the holder thereof to purchase one share of Company Common Stock, (D) 26,000 shares of Company Common Stock are authorized and reserved for issuance upon the exercise of outstanding Company Stock Options, (E) 655,091 shares of Company Common Stock were held by the Company in its treasury or by its Subsidiaries, (F) 16,423 shares of Series A Preferred Stock, were issued and outstanding, and (G) 70,000 shares of Series B Preferred Stock have been reserved for issuance upon exercise of the rights (the "Company Rights") distributed to the holders of Company Common Stock pursuant to the Rights Agreement dated as of March 31, 1993 between the Company and The Bank of New York, as Rights Agent (the "Rights Agreement"). The Company Disclosure Letter sets forth a true and complete list of the outstanding Company Stock Options, including the exercise prices and vesting schedules therefor.

(ii) No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") of the Company are issued or outstanding.

(iii)All outstanding shares of the Company's capital stock are validly issued, fully paid and nonassessable and free of preemptive rights and were issued in compliance with applicable securities laws and regulations. All shares of Company Common Stock subject to issuance upon the exercise of Company Stock Options, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and will be issued in compliance with applicable securities laws and regulations.

(iv) Except for this Agreement, the Rights Agreement, the Company Rights, and the Company Stock Plans, there are no options, warrants, calls, rights, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents, or other rights, commitments or agreements of any character to which the Company or any Subsidiary of the Company is a party or by which it is bound obligating the Company or any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of the Company or of any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

(d) Authority. (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, other than such approval by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote at a duly called and held meeting of stockholders (the "Stockholders' Meeting") is the only vote of the Company's stockholders necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement. The Independent Committee has been duly authorized and constituted and the Board, based on the approval and recommendation of the Independent Committee at a meeting duly called and held, has (A) determined that (x) the Merger Consideration is fair to the holders of Shares and (y) the Merger is advisable and in the best interests of the Company and the holders of Shares, (B) approved and declared the advisability of this Agreement in accordance with the provisions of the DGCL. The Independent Committee has received the written opinion (the "Fairness Opinion") of Brooks, Houghton Securities, Inc. to the effect that, as of March 30, 2001 the Merger Consideration to be paid to holders of Shares is fair to such holders from a financial point of view, and, as of the date hereof, such Fairness Opinion has not been withdrawn.

(ii) Subject to compliance with the applicable requirements of the Exchange Act and the filing of the Certificate of Merger as contemplated by Section 1.3, the execution and delivery of this Agreement and the Certificate of Merger, the consummation of the transactions contemplated hereby and thereby, and compliance of the Company with any of the provisions hereof or thereof will not breach, constitute an ultra vires act under, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such breach, ultra vires act, violation, default, right of termination, cancellation, acceleration loss or creation, a "Violation") pursuant to, (x) any provision of the certificate of incorporation or by-laws of the Company or the governing instruments of any Subsidiary of the Company or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below or in the Company Disclosure Letter, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company or their respective properties or assets except Violations under clause (y) which would not have a Material Adverse Effect on the Company.

(iii)No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any Subsidiary of the Company in connection with the execution and delivery of this Agreement and the Certificate of Merger by the Company, the consummation by the Company of the transactions contemplated hereby and thereby, and compliance of the Company with any of the provisions hereof or thereof, the failure to obtain which would have a Material Adverse Effect on the Company, except for (A) the filing with the Securities and Exchange Commission (the "SEC") of (1) a Proxy Statement in definitive form relating to the meeting of the Company's stockholders to be held in connection with the Merger (2) a Transaction Statement on Schedule 13E-3 (as hereinafter defined) and (3) such other filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Certificate of Merger as contemplated by Section 1.1 and appropriate documents with the relevant authorities of states in which the Company is qualified to do business, and (C) filings pursuant to the rules of the Nasdaq National Market.

(e) SEC Documents. The Company has made available to Concord a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1997 (as such documents have since the time of their filing been amended, the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and
(ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the Company Disclosure Letter, the consolidated financial statements of the Company included in the Company SEC Documents (including, without limitation, the audited balance sheet and related statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 2000, as audited by Ahearn, Jasco + Company, P.A. (such balance sheet is referred to hereinafter as the "Balance Sheet" and the Balance Sheet and related statements are referred to hereinafter as the "Year-End Financial Statements"), complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations, stockholders' equity and cash flows for the periods then ended in accordance with GAAP. As of December 31, 2000, neither the Company nor any of its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) and which were not reflected on the Balance Sheet. Since December 31, 2000, except as and to the extent set forth in the Company SEC Documents and except for liabilities or obligations incurred in the ordinary course of business consistent with past practice and of substantially the same character, type and magnitude as incurred in the past, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would have a Material Adverse Effect on the Company. All agreements, contracts and other documents required to be filed as exhibits to any of the Company SEC Documents have been so filed. No Subsidiary of the Company is required to file any form, report or other document with the SEC.

(f) Information Supplied. None of the information included or incorporated by reference in the Proxy Statement or the Schedule 13E-3 (other than information concerning Concord or Merger Sub provided in writing by Concord or Merger Sub or their counsel specifically for inclusion or incorporation by reference therein) will, at the date of mailing to stockholders of the Company and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and Schedule 13E-3 (except for information concerning Concord or Merger Sub provided in writing by Concord or Merger Sub or their counsel specifically for inclusion or incorporation by reference therein) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

(g) Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in the Company Disclosure Letter or in the Company SEC Documents, since December 31, 2000, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been any event, occurrence, fact, condition, change, development or effect that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(h) Litigation. There are no material claims, actions, suits or legal or administrative arbitrations or other proceedings or investigations ("Litigation") pending against the Company or any of its Subsidiaries, or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is a party, before or by any Federal, foreign, state, local or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity. There are no existing or, to the best knowledge of the Company, threatened material orders, judgments or decrees of any court or other Governmental Entity which specifically apply to the Company, any of its Subsidiaries or any of their respective properties or assets.

(i) Section 203 of the DGCL and the Certificate of Incorporation. The Board and the Independent Committee has approved the Merger and this Agreement, and such approval is sufficient to comply with or render inapplicable to the Merger and this Agreement, and the transactions contemplated by this Agreement, the provisions of Section 203 of the DGCL and the certificate of incorporation of the Company. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or the transactions contemplated by this Agreement. No provision of the certificate of incorporation, by-laws and/or other governing instruments of the Company or any of its Subsidiaries would restrict or impair the ability of Concord to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Company and any of its Subsidiaries that may be acquired or controlled by Concord.

(j) Opinion of Financial Advisor. The Independent Committee has received the opinion of Brooks, Houghton Securities, Inc. dated March 30, 2001, to the effect that, as of such date, the consideration to be received by the holders of the Shares pursuant to this Agreement is fair to holders of the Shares from a financial point of view, a signed copy of which opinion has been delivered to Concord.

(k) Company Rights Agreement. The Company has delivered to Concord a true and correct copy of the Rights Agreement as in effect as of the execution and delivery of this Agreement. The Board has amended the Rights Agreement in accordance with its terms to render it inapplicable to the transactions contemplated by this Agreement. Neither Concord nor Merger Sub shall be deemed to be an "Acquiring Person" (as defined in the Rights Agreement) and the "Distribution Date" (as defined in the Rights Agreement) shall not be deemed to occur and the Company Rights will not separate from the Company Common Stock as a result of the Company entering into this Agreement or consummating the Merger and/or the other transactions contemplated by this Agreement. Neither Concord, the Surviving Corporation nor any of Concord's Subsidiaries will have any obligations under the Company Rights or the Rights Agreement and the holders of the Company Rights will have no rights under the Company Rights or the Rights Agreement as a result of the Company entering into this Agreement or the consummation of the Merger and/or the other transactions contemplated by this Agreement.

3.2 Representations and Warranties of Concord and Merger Sub. Concord and Merger Sub jointly and severally represent and warrant to the Company as follows:

(a) Organization, Standing and Power. Each of Concord and Merger Sub is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect on Concord or Merger Sub.

(b) Authority. (i) Concord and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Concord or Merger Sub, as the case may be. This Agreement has been duly executed and delivered by Concord and Merger Sub and constitutes a valid and binding obligation of Concord or Merger Sub, as the case may be, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(ii) Subject to compliance with the applicable requirements of the Exchange Act and the filing of the Certificate of Merger, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any Violation pursuant to (x) any provision of the certificate of incorporation or by-laws of Concord, any provision of the certificate of incorporation or by-laws of Merger Sub, or the governing instruments of any other Subsidiary of Concord or (y) except as disclosed in the letter dated the date hereof and delivered by Concord to the Company simultaneously with the execution and delivery of this Agreement (the "Concord Disclosure Letter") and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below or in the Concord Disclosure Letter, any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Concord, Merger Sub or any other Subsidiary of Concord or their respective properties or assets except Violations under clause (y) above which do not or would not have a Material Adverse Effect on Concord.

(iii)No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Concord, Merger Sub or any other Subsidiary of Concord in connection with the execution and delivery of this Agreement by Concord and Merger Sub, the consummation by Concord or Merger Sub, as the case may be, of the transactions contemplated hereby, and compliance by Concord and Merger Sub with any of the provisions hereof, the failure to obtain which would have a Material Adverse Effect on Concord except for (A) such filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, including the filing of the Schedule 13E-3, and (B) the filing of the Certificate of Merger as contemplated by Section 1.3 and appropriate documents with the relevant authorities of states in which Concord and Merger Sub are qualified to do business.

(c) Information Supplied. None of the information concerning Concord or Merger Sub provided by or on behalf of Concord or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Interim Operations of Merger Sub. Merger Sub was incorporated on March 20, 2001 has engaged in no other business activities and has conducted its operations only as contemplated hereby.

(e) Proceeds. Concord has sufficient funds available to pay the Merger Consideration.

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1 Covenants of Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that Concord shall otherwise consent in writing):

(a) Ordinary Course. The Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course and use commercially reasonable efforts to preserve intact their present business organizations, maintain their rights and preserve their relationships with employees, officers, customers, suppliers and others having business dealings with them. The Company and its Subsidiaries shall maintain in force all insurance policies and Consents (as defined in Section 6.1) with respect to the Company and its Subsidiaries and shall maintain all assets and properties of the Company and its Subsidiaries in customary repair, order and condition, reasonable wear and tear excepted. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) enter into any new material line of business or
(ii) incur or commit to any significant capital expenditures or any obligations or liabilities other than capital expenditures and obligations or liabilities incurred or committed to as disclosed in the Company Disclosure Letter. The Company and its Subsidiaries will comply with all applicable laws and regulations wherever its business is conducted, including without limitation the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act, except where such noncompliance would not have a Material Adverse Effect on the Company.

(b) Dividends; Changes in Stock. The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall the Company propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than cash dividends payable by a Subsidiary of the Company to the Company or one of its Subsidiaries, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

(c) Issuance of Securities. The Company shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for (including any stock appreciation rights, phantom stock plans or stock equivalents), or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than issuances of Company Common Stock pursuant to exercises of Company Stock Options or Company Common Stock awards to directors listed in the Company Disclosure Letter.

(d) Governing Documents. The Company shall not amend or propose to amend, nor shall it permit any of its Subsidiaries to amend, their respective certificates of incorporation, by-laws or other governing instruments.

(e) No Acquisitions. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or (ii) other than in the ordinary course of business, otherwise acquire or agree to acquire any assets which, in the case of this clause (ii), are material, individually or in the aggregate, to the Company.

(f) No Dispositions. The Company shall not, nor shall it permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of any of its assets (including capital stock of Subsidiaries), except as disclosed in the Company Disclosure Letter and for dispositions in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as dispositions in the past.

(g) Indebtedness. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any long-term debt securities of the Company or any of its Subsidiaries or guarantee any long-term debt securities of others or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (x) in replacement for existing or maturing debt, (y) indebtedness of any Subsidiary of the Company to the Company or to another Subsidiary of the Company or (z) other borrowing under existing lines of credit in the ordinary course of business consistent with prior practice and of substantially the same character, type and magnitude as borrowings made in the past or (ii) make any loans, advances or capital contributions to any person.

(h) Other Actions. The Company shall not, nor shall it permit any of its Subsidiaries to, take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.2(e) and the Company shall, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence of or the impending or threatened occurrence of, any fact or event which would cause or constitute a breach of any of the representations and warranties set forth in this Agreement, the non-satisfaction of any of the conditions to the Merger set forth in Article VI or the failure to obtain the Requisite Regulatory Approvals, in each case at any time after the date hereof and through the Closing Date, give detailed notice thereof to Concord, and the Company shall use its best efforts to prevent or promptly to remedy such breach, non-satisfaction or failure, as the case may be.

(i) Advice of Changes; Government Filings. The Company shall confer on a regular basis with Concord, report on operational matters and promptly advise Concord, orally and in writing, of any material change or event or any change or event which would cause or constitute a material breach of any of the representations, warranties or covenants of the Company contained herein. The Company shall file all reports required to be filed by the Company with the SEC between the date of this Agreement and the Effective Time and shall deliver to Concord copies of all such reports promptly after the same are filed. The Company shall cooperate with Concord in determining whether any filings are required to be made with, or consents required to be obtained from, or fees or expenses required to be paid to, any third party or Governmental Entity prior to the Effective Time in connection with this Agreement or the transactions contemplated hereby, and shall cooperate in making any such filings promptly and in seeking to obtain timely any such consents and, subject to Concord's approval, paying any such fees or expenses. The Company shall promptly provide Concord with copies of all other filings made by the Company with any Governmental Entity in connection with this Agreement, the Merger or the other transactions contemplated hereby.

(j) Accounting Methods. The Company shall not change its methods of accounting in effect at January 1, 2001, except as required by changes in GAAP as concurred in by the Company's independent auditors.

(k) Benefit Plans. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that it will not, without the prior written consent of Concord except as set forth in the Company Disclosure Letter, (i) enter into, adopt, amend (except as may be required by law) or terminate any employee benefit plan or any agreement, arrangement, plan or policy between the Company or any of its Subsidiaries, on the one hand, and one or more of its or their directors or officers, on the other hand, (ii) except for normal increases in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as increases in the past that in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any of its Subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, or (iii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of the Company or any of its Subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

(l) Tax Elections. Except in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as elections made in the past, the Company shall not make any material tax election or settle or compromise any material federal, state, local or foreign income tax claim or liability or amend any previously filed tax return in any respect.

(m) Notice to Holders of Preferred Stock The Company shall give to the holders of the Preferred Stock the notice which is required by, and in accordance with the terms of, the Certificate of Designations of $.78 Convertible Series A Preferred Stock in connection with the Merger.

4.2 Covenants of Concord and Merger Sub. Except as expressly contemplated by this Agreement, after the date hereof and prior to the Effective Time, without the prior written consent of the Company:

(a) Other Actions. Neither Concord nor Merger Sub shall, nor shall it permit any of their respective Subsidiaries to, take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.2(e).

(b) Government Filings. Concord shall cooperate with the Company in determining whether any filings are required to be made with, or consents required to be obtained from, any third party or Governmental Entity prior to the Effective Time in connection with this Agreement or the transactions contemplated hereby, and shall cooperate in making any such filings promptly and in seeking to obtain timely any such consents. The Concord shall promptly provide the Company with copies of all other filings made by the Concord with any state or Federal Governmental Entity in connection with this Agreement, the Merger or the other transactions contemplated hereby.

4.3 Competing Transactions. Nothing contained in this Agreement shall prohibit the Company from, prior to the date of the Stockholder's Meeting (i) furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited written, bona fide proposal to the Company with respect to a Competing Transaction which could reasonably be expected to result in a Superior Proposal, if, (A) the failure to take such action would be inconsistent with the Board's and the Independent Committee's fiduciary duties to the Company's stockholders under applicable law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company (x) provides reasonable notice to Concord to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and (y) receives from such person a fully executed confidentiality agreement, (ii) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, or
(iii) failing to make or withdrawing or modifying its recommendation referred to in Section 5.2, or recommending an unsolicited, bona fide proposal with respect to a Competing Transaction which could reasonably be expected to result in a Superior Proposal, following the receipt of such a proposal, if the failure to take such action would be inconsistent with the Board's and the Independent Committee's fiduciary duties to the Company's stockholders under applicable law. As used in this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its Subsidiaries: (i) any merger, consolidation, share exchange, exchange offer, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets representing 20% or more of the total assets of the Company and its Subsidiaries, in a single transaction or series of transactions;
(iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person or group having acquired Beneficial Ownership of 15% or more or such person or group having increased its Beneficial Ownership beyond 15% of the outstanding shares of capital stock of the Company; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. For purposes of this Agreement, "Superior Proposal" means any bona fide written proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the shares of Company Common Stock and Preferred Stock then outstanding or all or substantially all of the assets of the Company and the assumption of the liabilities and obligations of the Company to be followed by a pro rata distribution of the sale proceeds to stockholders of the Company, that (i) is not subject to any financing conditions or contingencies, (ii) provides holders of Company Common Stock and Preferred Stock with per share consideration that the Independent Committee determines in good faith, after receipt of advice of its financial advisor, is more favorable from a financial point of view than the consideration to be received by holders of Company Common Stock and Preferred Stock in the Merger, (iii) is determined by the Independent Committee in its good faith judgment, after receipt of advice of its financial advisor and outside legal counsel, to be likely of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal, the Person making the proposal and the expected timing to complete the proposal), (iv) does not, in the definitive agreement, contain any "due diligence" conditions, and (v) has not been obtained by or on behalf of the Company in violation of this Section 4.3.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

5.1 Preparation of the Proxy Statement and Schedule 13E-3. (a) The Company shall as promptly as practicable prepare and file a proxy or information statement relating to the Stockholders' Meeting (together with all amendments, supplements and exhibits thereto, the "Proxy Statement") with the SEC and will use its best efforts to respond to the comments of the SEC and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practical time. The Company will notify Concord promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Concord with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders' Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Concord reasonably objects. The Company hereby consents to the inclusion in the Proxy Statement of the recommendation of the Board described in
Section 5.2, subject to any modification, amendment or withdrawal thereof, and represents that the Independent Advisor has, subject to the terms of its engagement letter with the Company, consented to the inclusion of references to its opinion in the Proxy Statement.

         (b) The Company, Concord, and Merger Sub shall together prepare and file a Transaction Statement on Schedule 13E-3 (together with all amendments and exhibits thereto, the "Schedule 13E-3") under the Exchange Act. Each of Concord and Merger Sub shall furnish all information concerning it, its affiliates and the holders of its capital stock required to be included in the Schedule 13E-3 and, after consultation with each other, shall respond promptly to any comments made by the SEC with respect to the Schedule 13E-3.

5.2 Stockholders' Meeting. The Company shall call the Stockholders' Meeting to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement, the Merger and the other transactions contemplated hereby. The Company will, through its Board and the Independent Committee, recommend to its stockholders approval of such matters, unless the taking of such action would be inconsistent with the Board's and the Independent Committee's fiduciary duties to stockholders under applicable laws. The Company shall, at the direction of Concord, solicit from Company stockholders entitled to vote at the Stockholders' Meeting proxies in favor of such approval and shall take all other action necessary or, in the judgment of Concord, helpful to secure the vote or consent of such holders required by the DGCL or this Agreement to effect the Merger. The Company shall coordinate and cooperate with Concord with respect to the timing of such meeting.

5.3 Legal Conditions to Merger. Each of the Company and Concord shall, and shall cause its Subsidiaries to, use all reasonable best efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement, subject to the approval of stockholders of the Company described in Section 6.1
(a), and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and of any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in such party's reasonable opinion, (x) to be materially burdensome to such party and its Subsidiaries taken as a whole or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement so as to render uneconomic the consummation of the Merger or (y) in the case of the Company, to result in the imposition of a condition or restriction on the Company, the Surviving Corporation or any of their respective Subsidiaries of the type referred to in Section 6.2(e). Each of the Company and Concord will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing.

5.4 Brokers or Finders. Except as disclosed to the other party in writing prior to the date hereof, each of Concord and the Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except the Independent Advisor, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (a copy of which has been delivered by the Company to Concord prior to the date of this Agreement), and each party agrees to indemnify the other party and hold the other party harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such first party or its affiliates.

5.5 Indemnification; Directors' and Officers' Insurance.

     (a)As of the Effective Time, the certificate of incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the certification of incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company. From and after the Effective Time, for a period of six years, Concord shall indemnify the directors and officers of the Company on terms no less favorable than the provisions with respect to indemnification that are set forth in the certificate of incorporation of the Company as of the Effective Time. Concord and the Company agree that the directors, officers and employees of the Company covered thereby are intended to be third party beneficiaries under this Section 5.5 and shall have the right to enforce the obligations of the Surviving Corporation and the Concord.

     (b) The Surviving Corporation shall maintain in effect from the Effective Time until their expiration the current policies of the directors' and officers' liability insurance maintained by the Company.

5.6 Shareholder Lists. The Company shall promptly upon request of Concord, or shall cause its transfer agent to promptly, furnish Concord with mailing labels containing the names and addresses of all record holders of Company Common Stock and with security position listings of Company Common Stock held in stock depositories, each as of the most recent practicable date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Company Common Stock. The Company shall furnish Concord with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Concord or its agents may reasonably request.

5.7 Shareholder Litigation. The Company shall give Concord the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Company's and Concord's consent, which shall not be unreasonably withheld.

5.8 Communication to Employees. The Company and Concord will cooperate with each other with respect to, and endeavor in good faith to agree in advance upon the method and content of, all written or oral communications or disclosure to employees of the Company or any of its Subsidiaries with respect to the Merger and any other transactions contemplated by this Agreement. Upon reasonable notice, the Company shall provide Concord access to the Company's and its Subsidiaries' employees and facilities.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

(a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

(b) Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations or early terminations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary for the consummation of the Merger shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect.

(c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

 6.2 Conditions to Obligations of Concord and Merger Sub. The obligations of Concord and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Concord and Merger Sub:

 (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the Effective Time as though made on or as of such time (ignoring for purposes of this determination any materiality or Material Adverse Effect qualifiers contained within individual representations and warranties), except for (i) those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period and (ii) such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

(b) Performance of Obligations of Company. The Company shall have performed and complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Concord shall have received a certificate signed on behalf of the Company by the President and Chief Executive Officer of the Company and by the Chief Financial Officer of the Company to such effect.

(c) Appraisal Rights. Dissenting Shares shall constitute less than 20% of all Shares outstanding immediately prior to the Effective Time.

(d) Consents Under Agreements. The Company shall have obtained the consent or approval of, except for those consents or approvals for which failure to obtain such consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, each Person (other than the Requisite Regulatory Approvals) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any Subsidiary of the Company under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument.

(e) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any requirement upon Concord, the Surviving Corporation or their respective Subsidiaries which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render uneconomic the consummation of the Merger, or which would require Concord or any of its Subsidiaries to dispose of any asset which is material to Concord prior to the Effective Time.

(f) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect with respect to the Company and no facts or circumstances arising after the date of this Agreement shall have occurred which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company.

(g) Proceedings. All proceedings to be taken on the part of the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Concord, and Concord shall have received copies of all such documents and other evidences as Concord may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

 (h) No Action. No action, suit or proceeding shall have been instituted, or shall be pending or threatened (i) seeking to restrain in any material respect or prohibit the consummation of the Merger, (ii) seeking to obtain from the Company, Concord or Merger Sub any damages which would result in a Material Adverse Effect or (iii) seeking to impose the restrictions, prohibitions or limitations referred to in subsection (e) above.

6.3 Conditions to Obligations of Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by the Company:

(a) Representations and Warranties. The representations and warranties of Concord and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the Effective Time as though made on or as of such time (ignoring for purposes of this determination any materiality or Material Adverse Effect qualifiers contained within individual representations and warranties), except for (i) those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period and
(ii) such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Concord.

(b) Performance of Obligations of Concord and Merger Sub. Concord and Merger Sub shall have performed and complied in all material respects with all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Concord by the President and Chief Executive Officer of Concord or a Corporate Vice President of Concord, and by the Senior Vice President and Chief Financial Officer of Concord or the Corporate Vice President and Treasurer of Concord to such effect.

                                   ARTICLE VII
                            TERMINATION AND AMENDMENT

7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

                  (a)......by mutual consent of Concord and the Company in a written instrument, whether or not the Merger has been approved by the stockholders of the Company;

                  (b)......by Concord on behalf of itself and Merger Sub, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue such that the conditions set forth in Section 6.2, would be incapable of being satisfied by December 31, 2001 (or such later date as Concord may agree to in writing);

                  (c)......by the Company, upon a material breach of any
representation, warranty, covenant or agreement on the part of Concord or Merger Sub set forth in this Agreement, or if any representation or warranty of Concord or Merger Sub shall have become untrue such that the conditions set forth in
Section 6.3, would be incapable of being satisfied by December 31, 2001;

                  (d)......by either Concord or the Company, if any permanent injunction or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable;

                  (e)......by either Concord or the Company if the Merger shall not have been consummated on or prior to December 31, 2001 (or such later date as may be agreed to in writing by the Company and Concord) (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);

                  (f)......by either Concord or the Company, if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a Stockholders' Meeting or at any adjournment thereof;

                  (g)......by Concord, if the Independent Committee or the Board
shall have (i) withdrawn, modified or changed its approval or recommendation of this Agreement, the Merger or any of the other transactions contemplated herein in any manner which is adverse to Concord or Merger Sub or shall have resolved to do the foregoing; or (ii) approved or have recommended to the stockholders of the Company a Competing Transaction or a Superior Proposal, entered into an agreement with respect to a Competing Transaction or Superior Proposal or shall have resolved to do the foregoing;

                  (h)......by Concord, if (i) the Company shall have exercised a right specified in the first sentence of Section 4.3 with respect to any transaction referred to therein and shall, directly or through agents or representatives, continue discussions with any third party concerning such transaction for more than 14 calendar days after the date of receipt of such Competing Transaction, or (ii) (x) a tender offer or exchange offer or a proposal by a third party to acquire the Company or the Shares pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or similar transaction shall have been commenced or publicly proposed which contains a proposal as to price (without regard to the specificity of such price proposal) and (y) the Company shall not have rejected such proposal within 10 business days of its commencement or the date such proposal first becomes publicly disclosed, if sooner.

                  (i)......by the Company, if the Independent Committee and the
Board authorize the Company to enter into a written agreement with respect to a Competing Transaction that the Independent Committee and the Board have determined is a Superior Proposal; provided however, that, the Company shall not terminate this Agreement pursuant to this Section 7.1(i) and enter into an agreement for such a Competing Transaction until the expiration of five business days following Concord's receipt of a written notice advising Concord that the Company has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying written documentation) and identifying the Person making such Superior Proposal. After providing such notice, the Company shall provide a reasonable opportunity to Concord during such five business day period to make such adjustments in the terms and conditions of this Agreement as would enable Concord to proceed with the Merger on such adjusted terms.

7.2 Effect of Termination. In the event of termination of this Agreement and abandonment of the Merger by either the Company or Concord as provided in
Section 7.1, this Agreement shall forthwith terminate and there shall be no liability or obligation on the part of Concord, Merger Sub or the Company or their respective officers or directors except with respect to the Sections 5.5 and 7.3; provided, however, that, subject to the provisions of Section 8.8, nothing herein shall relieve any party of liability for any breach hereof.

7.3 Fees, Expenses and Other Payments. (a) Except as otherwise provided in this
Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne solely and entirely by the party which has incurred such costs and expenses (with respect to such party, its "Expenses").

(b) ....The Company agrees that if this Agreement  shall be terminated  pursuant to:

(i)  Section  7.1(b) and such termination is the result of

material breach of any covenant, agreement, representation or warranty contained herein, or Section 7.1(e) if the agreement shall have been terminated by the Company and in each such event at any time during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement, a Competing Transaction shall have been consummated or the Company shall have entered into a definitive agreement providing for a Competing Transaction;

(ii) Section 7.1(f) because the Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at a meeting of the stockholders of the Company called to vote thereon, and at the time of such meeting there shall exist a proposal with respect to a Competing Transaction which either (x) the Board or the Independent Committee has not publicly opposed or (y) is consummated, or a definitive agreement with respect to which is entered into, at any time during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement; or

(iii) Section 7.1(g), Section 7.1(h) or Section 7.1(i);

then in each such event the Company shall pay to Concord an amount equal to (A) Concord's Expenses which such Expenses shall not exceed $350,000 plus (B) if a Competing Transaction is consummated during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement, an additional amount equal to $250,000.

                  (c) ....The Company agrees that if this Agreement shall be terminated pursuant to Section 7.1(b), then the Company shall pay to Concord an amount equal to Concord's Expenses not to exceed $350,000; provided that the Company shall not be obligated to make any payment pursuant to this Section 7.3(c) if the Company shall be obligated to make a payment to Concord pursuant to Section 7.3(b).

                  (d) ....Any payment required to be made pursuant to Section
7.3(b) or Section 7.3(c) shall be made as promptly as practicable but not later than five business days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by Concord, except that any payment to be made as the result of an event described in Section 7.3(b)(i) or clause (y) of Section 7.3(b)(ii) or the payment described in clause (B) of Section 7.3(b) shall be made as promptly as practicable but not later than five business days after the date on which a Competing Transaction shall have been consummated.

7.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors and the Independent Committee, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or of Concord, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

7.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors and the Independent Committee, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTILCE VIII
                               GENERAL PROVISIONS

8.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Articles I, II, Sections 5.5, 5.8,
7.3 and Article VIII.

8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)......if to Concord or Merger Sub, to:

                           Concord Assets Group, Inc.
                           150 East Palmetto Park Road, 4th Floor
                           Boca Raton, FL 33432
                           Attention: Robert A. Mandor
                           Facsimile: (561) 392-8311

                           With a copy to:

                           Rosenman & Colin LLP
                           575 Madison Avenue
                           New York, New York 10022-2585
                           Attention: Joel A. Yunis, Esq.
                           Facsimile: (212) 940-8776

                  (b)......if to the Company, to:

                           Milestone Properties, Inc.
                           150 East Palmetto Park Road, 4th Floor
                           Boca Raton, FL 33432
                           Attention: Joseph Otto
                           Facsimile: (561) 392-8311

                           With a copies to:

                           Adorno & Zeder
                           2601 South Bayshore Drive, Suite 1600
                           Miami, Florida 33133
                           Attention: Dennis J. Olle, Esq.
                           Facsimile: (305) 858-4777

                           and

                           Joseph M. Weitzman, Esq.
                           551 Fifth Avenue, Suite 1701
                           New York, New York 10176
                           Facsimile: (212) 949-8194

8.3  Certain Definitions. For purposes of this Agreement:

                  (a)......an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                  (b)......"Beneficially Own" or "Beneficial Ownership" with respect to any securities, means having "beneficial ownership" of such securities in accordance with the provisions of Rule 13d-3 under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a person include securities beneficially owned by all other persons with whom such person would constitute a group;

                  (c)......"Group" means two or more persons acting together for the purpose of acquiring, holding, voting or disposing of any securities, which persons would be required to file a Schedule 13D or Schedule 13G with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such persons beneficially owned a sufficient amount of such securities to require such a filing under the Exchange Act;

                  (d)......"Person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other legal entity;

                  (e)......a "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

                  (f)......Any accounting term that is used in the context of describing or referring to an accounting concept and that is not specifically defined herein shall be construed in accordance with GAAP as applied in the preparation of the financial statements of the Company included in the Company SEC Documents (including, without limitation, the Year-End Financial Statements and the Balance Sheet).

8.4 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof' and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 2, 2001.

8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

8.6 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided that the Confidentiality Agreement shall survive the execution and delivery of this Agreement, and (b) except as provided in Sections 2.2, 2.3 and 5.5, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

8.7 Governing Law; Consent to Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

                  (b) ....Each of the parties hereto (i) consents to submit
itself to the exclusive personal jurisdiction of any Delaware state court or any federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

8.8 Severability; No Remedy in Certain Circumstances. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

8.9 Publicity. Except as otherwise required by any applicable law or rules or regulations promulgated thereunder, so long as this Agreement is in effect, neither the Company nor Concord shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

8.11 Adjustment. All dollar amounts and share numbers set forth herein, including without limitation the Merger Consideration, shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Company Common Stock, between the date of this Agreement and the Effective Time, to the extent appropriate.

                  IN WITNESS WHEREOF, Concord, Merger Sub and the Company have caused this Agreement, to be signed by their respective officers thereunto duly authorized, all as of April 2, 2001.

                                     CONCORD ASSETS GROUP, INC.

                                     Name:
                                     Title:

                                     MST MERGER CORP.

                                     Name:
                                     Title:

                                     MILESTONE PROPERTIES, INC.

                                     Name:
                                     Title:

                                   EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                       OF

                                MST MERGER CORP.

                    (Pursuant to Sections 101 and 102 of the
                General Corporation Law of the State of Delaware)

                -------------------------------------------------




                  The undersigned, in order to form a corporation pursuant to Sections 101 and 102 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: The name of the corporation (the "Corporation") is MST Merger Corp.

     SECOND: The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation

Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, $.01 par value per share.

     FIFTH: The duration of the Corporation is to be perpetual.

     SIXTH: The Board of Directors of the Corporation shall have the power to adopt, amend and repeal the by-laws of the Corporation.

     SEVENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her or their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any such reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application had been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     NINTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article NINTH.

     TENTH: The name and mailing address of the sole incorporator is as follows:

                  Name                               Address

                  Brett P. Garver           c/o Rosenman & Colin LLP
                                                575 Madison Avenue
                                                New York, New York  10022


     ELEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing in this Article ELEVENTH shall eliminate or limit the liability of any director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     TWELFTH: Election of directors need not be by written ballot.

     IN WITNESS WHEREOF, I have hereunto signed my name and affirm, under the penalties of perjury, that this Certificate is my act and deed and that the facts stated herein are true this 20th day of March, 2001.

                                                 _/s/ Brett P. Garver
                                                ------------------------------
                                                 Brett P. Garver
                                                 Sole Incorporator

                                                        EXHIBIT B

                                     BY-LAWS

                                       of

                                MST MERGER CORP.

                                   ARTICLE I

                                  Stockholders

1.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held annually at the registered office of the Corporation at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801, at 10:00 A.M. on the 15th day of May, or at such other place within or without the State of Delaware, at such other time and on such other date as may from time to time be designated by the Board of Directors, for the election of directors and for the transaction of any other proper business.

1.2 Special Meetings. Special meetings of the stockholders of the Corporation may be called at any time and from time to time by the President or by a majority of the directors then in office, and shall be called by the Secretary upon the written request of stockholders holding of record at least a majority in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at such place within or without the State of Delaware, at such time and on such date as shall be specified in the call thereof.

1.3 Notice of Meetings. Written notice of each meeting of the stockholders, stating the place, date and hour thereof and, in the case of a special meeting, the purpose or purposes for which it is called, shall be given, not less than ten nor more than sixty days before the date of such meeting (or at such other time as may be required by statute), to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, postage prepaid, directed to each stockholder at his or her address as it appears on the records of the Corporation.

1.4 Waiver of Notice. Whenever notice is required to be given of any annual or special meeting of the stockholders, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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

1.5 Adjournment. When any meeting of the stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

1.6 Quorum. At any meeting of the stockholders the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote at such meeting shall be necessary in order to constitute a quorum for the transaction of any business. If there shall not be a quorum at any meeting of the stockholders, the holders of a majority of the shares entitled to vote present at such meeting, in person or by proxy, may adjourn such meeting from time to time, without further notice to the stockholders other than an announcement at such meeting, until holders of the amount of shares required to constitute a quorum shall be present in person or by proxy.

1.7 Voting. Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Voting need not be by ballot, except that all election of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. Whenever any corporate action is to be taken by vote of the stockholders, it shall, except as otherwise required by law or by the Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of stockholders of the holders of shares entitled to vote thereon, except that all elections shall be decided by a plurality of the votes cast.

1.8 Action Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting thereof, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

1.9 Record Date. The Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, as the record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

1.10 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                                   ARTICLE II

                                    Directors

2.1 Number; Qualifications. The Board of Directors shall consist of one or more members. The number of directors shall be fixed by the Board of Directors.

Directors need not be stockholders of the Corporation.

2.2 Term of Office. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

2.3 Meetings. A meeting of the Board of Directors shall be held for the election of officers and for the transaction of such other business as may come before such meeting as soon as practicable after the annual meeting of the stockholders. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors of the Corporation may from time to time determine. Special meetings of the Board of Directors may be called at any time by the President of the Corporation or by a majority of the directors then in office. Meetings of the Board of Directors may be held within or without the State of Delaware.

2.4 Notice of Meetings; Waiver of Notice; Adjournment. No notice need be given of the first meeting of the Board of Directors after the annual meeting of stockholders or of any other regular meeting of the Board of Directors. Notice of a special meeting of the Board of Directors, specifying the place, date and hour thereof, shall be delivered personally, mailed or telegraphed to each director at his or her address as such address appears on the books of the Corporation at least two business days (Saturdays, Sundays and legal holidays not being considered business days for the purpose of these By-Laws) before the date of such meeting. Whenever notice is required to be given under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the directors or any committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws. A majority of the directors present whether or not a quorum is present, may adjourn any meeting to another time and place. Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

2.5 Quorum; Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

2.6 Participation by Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

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

2.7 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceeding of the Board of Directors or of such committee.

2.8 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed by the officers on all papers which may require it, but no such committee shall have the power or authority in reference to (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of the assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (b) adopting an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;
(d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending these By-Laws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.

2.9 Removal; Resignation. Any director or the entire Board of Directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Any director may resign at any time, upon written notice to the Corporation.

2.10 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided above in the filling of other vacancies. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor.

2.11 Compensation. The Board of Directors may fix the compensation of directors.

                                  ARTICLE III

                                    Officers

3.1 Election; Qualifications. At the first meeting of the Board of Directors and as soon as practicable after each annual meeting of stockholders, the Board of Directors shall elect or appoint a President, one or more Vice-Presidents, a Secretary and a Treasurer, and may elect or appoint at such time or from time to time such additional officers as it deems advisable. No officer need be a director of the Corporation. Any number of offices may be held by the same person.

3.2 Term of Office; Vacancies. Each officer shall hold office until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. Any vacancy occurring in any office, whether because of death, resignation or removal, with or without cause, or otherwise, shall be filled by the Board of Directors.

3.3 Removal; Resignation. Any officer may be removed from office at any time with or without cause by the Board of Directors. Any officer may resign his or her office at any time upon written notice to the Corporation.

3.4 Powers and Duties of the President. The President shall be the chief executive officer of the Corporation and shall have general charge and supervision of its business, affairs, administration and operations. The President shall from time to time make such reports concerning the Corporation as the Board of Directors of the Corporation may require. The President shall preside at all meetings of the stockholders and the Board of Directors. The President shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

3.5 Powers and Duties of the Vice-Presidents. Each of the Vice-Presidents shall be given such titles and designations and shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

3.6 Powers and Duties of the Secretary. The Secretary shall record and keep the minutes of all meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose. The Secretary shall attend to the giving and serving of all notices by the Corporation. The Secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such other books and records as the Board of Directors may direct. The Secretary shall be the custodian of the corporate seal of the Corporation and shall affix or cause to be affixed such seal to such contracts and other instruments as the Board of Directors may direct. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

3.7 Powers and Duties of the Treasurer. The Treasurer shall be the custodian of all funds and securities of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation's cash and other accounts, and shall cause to be entered regularly in the proper books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation's receipts and disbursements. The Treasurer shall at all reasonable times exhibit the Corporation's books and accounts to any director of the Corporation upon application at the principal office of the Corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

3.8 Delegation. In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

                                   ARTICLE IV

                                      Stock

                  The shares of the Corporation shall be represented by certificates signed by the President or any Vice-President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any of or all the signatures on the certificate may be a facsimile.

                                   ARTICLE V

                             Execution of Documents

                  All contracts, agreements, instruments, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                                   ARTICLE VI

                                      Seal

                  The seal of the Corporation shall contain the name of the Corporation, the words "Corporate Seal", the year of its organization and the word "Delaware".

                                  ARTICLE VII

                                 Indemnification

                  The Corporation shall indemnify all persons to the full extent permitted, and in the manner provided, by the Delaware General Corporation Law, as the same now exists or may hereafter be amended.

                                  ARTICLE VIII

                              Amendment of By-Laws

                  These By-Laws may be amended or repealed, and any new By-Law may be adopted, by the stockholders entitled to vote or by the Board of Directors.




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